Exhibit 10(aa)

SIGMA-ALDRICH CORPORATION

FLEXIBLE DEFERRAL PLAN

THIS PLAN, effective as of February 1, 2003 (the “Effective Date”), is established by Sigma-Aldrich Corporation, a Delaware corporation (hereinafter the “Company”), 3050 Spruce Street, St. Louis, Missouri 63103.

RECITALS

The Company recognizes the valuable services performed for it by the employees participating in this Plan (herein the “Participants”).

The Company desires to establish this Plan to permit certain designated employees of the Company and its subsidiaries to defer payment of a portion of their compensation until the times specified pursuant to this Plan.

The Participants participating in this Plan constitute a select group of management or highly compensated employees.

It is the intention of the parties that this arrangement is unfunded for tax purposes and for purposes of Title I of ERISA.

The Company desires to provide the terms and conditions under which such amounts shall be deferred and paid.

AGREEMENTS

In consideration of these premises, the Company hereby declares:

1. Establishment and Purposes.

a. Establishment. Company hereby establishes this Plan as of the Effective Date.

b. Name. The Plan shall be known as the “Sigma-Aldrich Corporation Flexible Deferral Plan.”

Exhibit 10(aa) (continued)

c. Purpose. The purpose of this Plan is to allow Participants to defer a portion of their compensation so that such amounts may be paid to the Participants (or their Beneficiaries) as specified pursuant to this Plan.

2. Definitions.

Except as otherwise provided herein, the following terms shall have the definitions hereinafter indicated wherever used in this Plan with initial capital letters:

a. Beneficiary: Any person, entity, or any combination thereof, designated by a Participant in a written document in substantially the form of Section 7 of the Deferral Election Form attached to this Plan as Exhibit 1 and hereby made a part of this Plan (or such other form or by any other means, electronically or otherwise, as the Company may designate from time to time), to receive benefits under this Plan in the event of the Participant’s death, or in the absence of any such designation, his or her estate. The term “Beneficiary” shall include one or more Beneficiaries, including all contingent Beneficiaries designated.

b. Board of Directors: The Company’s Board of Directors or other governing body at any time.

c. Company: Sigma-Aldrich Corporation, a Delaware corporation, and any corporation or other entity having purchased all or substantially all of the assets and other property of Sigma-Aldrich Corporation or any successor corporation or other entity resulting from a merger or consolidation with Sigma-Aldrich Corporation.

d. Code: The Internal Revenue Code of 1986, as amended.

e. Deferral Election Form: A written document under which a Participant elects to defer a portion of his or her compensation in substantially the form of Exhibit 1 attached hereto (or such other form or by any other means, electronically or otherwise, as the Company may designate from time to time).

Exhibit 10(aa) (continued)

f. Deferred Compensation Account: Deferred Compensation Account shall have the meaning set forth in Section 6 of this Plan.

g. Disability or Disabled: A Participant shall be considered “Disabled” or to have a “Disability” for purposes of this Plan if he or she has a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents the Participant from engaging in any substantial remunerative occupation or employment, not including any condition resulting from a Participant’s participation in the commission of a felony, or from injury received or disease contracted in the service of the Armed Forces of the United States or of any other country. A determination of Disability shall be based upon a certification from a physician selected by the Committee, or a determination under the Federal Social Security Act.

h. ERISA: The Employee Retirement Income Security Act of 1974, as amended.

i. Participant: An employee of the Company, or a subsidiary of the Company, selected by the Company (or a Committee or other group designated by the Company), in its discretion, to participate in this Plan, provided that all chosen employees shall be members of a select group of management or highly compensated employees.

j. Plan: Plan shall mean this Sigma-Aldrich Corporation Flexible Deferral Plan.

k. Committee: The Committee shall mean and be comprised of the same individuals as may then be serving, at any time or from time to time, as members of the Pension Plan Committee under the Company’s Sigma-Aldrich Corporation Retirement Security Value Plan, as amended.

Exhibit 10(aa) (continued)

1. Trust or Trust Fund: Any trust established to hold amounts set aside by the Company in accordance with Section 6.

m. Trustee: The institution appointed by the Company and by any additional or successor trustee of the Trust Fund.

3. Participation in the Plan.

a. Eligibility. Employees of the Company, or a subsidiary of the Company, selected by the Company (or a Committee or other group designated by the Company), in its discretion, to participate in the Plan, from time to time shall be eligible to participate in this Plan. Notwithstanding any other provision herein, only individuals who are members of a select group of management or highly compensated employees may participate in this Plan. The Company hereby designates the Committee to designate, in its discretion, the individuals entitled to participate under this Plan, provided that all individuals participating hereunder must be members of a select group of management or highly compensated employees of the Company, or a subsidiary of the Company. At any time the Company may designate a different Committee or group to make such designations, or may make such designations itself.

b. Deferral Election Form. Participants may elect to commence their participation in this Plan and defer payment of part of their compensation as provided herein by executing a Deferral Election Form in substantially the form of Exhibit 1 attached hereto (or such other form or by any other means, electronically or otherwise, as the Company may designate from time to time) and delivering said Deferral Election Form to the Company. The current salary and bonus of a Participant will be thereupon reduced by the amount specified in the Deferral Election Form and said amount credited to the Deferred Compensation Account.

Exhibit 10(aa) (continued)

c. Deferral Amounts. Each Deferral Election Form executed under this Plan shall specify the percentage of base salary and/or bonus which is to be deferred for each year. A Participant can defer a minimum of one percent (1%), but no more than fifty percent (50%), in increments of one percent (1%), of his or her base salary for any year, and a Participant may defer a minimum of one percent (1%) or up to one hundred percent (100%) of his or her bonus for any year; provided, however, no Participant shall be allowed to defer any part or all of his or her bonus which has been classified by the Company as a “special bonus”. The amount to be deferred shall be deducted from the compensation otherwise payable to the Participant. A Participant may elect to defer none of his or her base salary and/or none of his or her bonus. For the purposes of this Plan, base salary means the aggregate compensation paid to a Participant by the Company or by a subsidiary of the Company employing the Participant, including salary, overtime pay, commissions, bonuses (except as specified herein) and all other items that constitute wages within the meaning of Section 3401(a) of the Code, including the amounts deferred by the Participants under this Plan but does not include any other amounts contributed to, or received under, any other plan of deferred compensation. Compensation excludes all stock option transactions, expense account reimbursements, automobile allowances and moving expense reimbursements.

d. Election Periods. At times designated by the Company, each Participant may execute and deliver a Deferral Election Form with the Company in the form and manner directed by the Company. A base salary and bonus deferral period ends each December 31st and a new deferral period begins January 1st. The election to defer for each new year must be made by December 15th of the previous year (except in the case of new employees of the Company, or a subsidiary of the Company, becoming eligible to participate in the Plan, the Deferral Election Form shall be executed and delivered within 45 days following said new Participant’s employment

Exhibit 10(aa) (continued)

commencement date or within such other longer period of time as permitted by the Company from time to time). A Participant who desires to continue to participate in this Plan shall file a Deferral Election Form each year. Subject to the other provisions of this Plan providing for various specific rights and privileges of Participants to discontinue or otherwise change elections hereunder on a prospective basis, a Deferral Election Form becomes irrevocable as of the latest date on which it could be made for each year.

e. Discontinuance. If a Participant wishes to discontinue deferrals hereunder, he or she may file a Notice of Discontinuance with the Committee at any time, with such discontinuance becoming effective within fifteen days following the Committee’s receipt of such Notice of Discontinuance or, if additional time is needed by the Committee to administer or otherwise process such discontinuance, then the effective date of such discontinuance shall be as soon as is administratively convenient to the Committee. A Participant may change his or her salary deferral election but in no event shall any such changes be given effect by the Company or the Committee more than once per calendar quarter. A Notice of Deferral Election change will be effective within fifteen (15) days following the Committee’s receipt of such Notice of Deferral Election change or, if additional time is needed by the Committee to administer or otherwise process such change, then the effective date of such change shall be as soon as is administratively convenient to the Committee. Notwithstanding anything in this subparagraph (e) or elsewhere in the Plan to the contrary, under no circumstances shall any requested discontinuance or other change be effective with respect to any salary or bonus earned by the electing Participant at any times or for any periods prior to the date the Committee receives the Participant’s Notice of Discontinuance or Notice of Deferral Election change, as the case may be.

Exhibit 10(aa) (continued)

f. Recommencement. Participants who had participated in the Plan and who subsequently discontinue or otherwise terminate their participation may recommence active participation (beginning on January 1st of the next Plan year after 12 consecutive non-deferral months) by filing a new Deferral Election Form as allowed by the Company.

g. Effective Elections. All elections provided for in subparagraphs (a) through (f) in this Section shall only be effective if filed with or delivered to the Company (or its designee under Section 8 hereunder) in the manner requested or directed by the Company. In addition, all elections provided for in subparagraphs (e) and (f) in this Section shall be made subject to the prior consent and approval of the Company (or its designee under Section 8 hereunder).

4. Participant Elective Deferrals and Designation of Schedule for Payment of Benefits.

a. Compensation Deferral. Subject to the limits specified in Section 3 herein, during each payroll period in which a Participant has elected to defer compensation under a Deferral Election Form, the Company shall defer payment of such part of the Participant’s compensation as is specified in the Deferral Election Form (herein the “Participant Elective Deferrals”). Such deferred amounts shall be credited to a Participant’s Deferred Compensation Account on a monthly basis (or more frequently in the Company’s discretion).

b. Deferral Election Form. In addition to designating the amount of his or her compensation that shall be deferred in a Deferral Election Form, a Participant may also designate when such amounts shall be paid, as provided in Section 7 of this Plan.

5. Earnings Amounts. In addition to the Participant Elective Deferrals which shall be credited to a Participant’s Deferred Compensation Account, the Company shall also credit (or reduce) a Participant’s Deferred Compensation Account by an amount equal to the amount that would have been earned (or lost) if the amounts deferred under this Plan had been invested in

Exhibit 10(aa) (continued)

hypothetical investments designated by the Participant from time to time, based on a list of hypothetical investments specified by the Company. The choices to be selected by the Participant among the list of available hypothetical investments may be different based on the Participant’s designation of when a deferral shall become payable (for example, the choices of investments for retirement deferrals may be different from the choices for deferrals to be distributed while the Participant is still in-service). Such hypothetical earnings shall be referred to in this Plan as the “Earnings Amounts.” The Participant shall designate the investments used to measure the Earnings Amounts from the list specified by the Company, by a written statement (or form or document) in the form of Section 6 of the Deferral Election Form attached hereto, or in such other form or by any other means, electronically or otherwise, as the Company may designate from time to time. Such designations shall be made in the manner prescribed by the Company (for example, the Company may require that all designations be made in one percent (1%) increments). The Participant may change such designations on a daily basis as permitted by the Company. Earnings Amounts shall be credited to (or deducted from) the Participant’s Deferred Compensation Account at least monthly (or more frequently at the discretion of the Company). Earnings shall be credited (or deducted from) a Deferred Compensation Account until all payments with respect to such account have been made under this Plan. The Company shall not be liable or otherwise responsible for any decrease in a Participant’s Deferred Compensation Account because of the investment performance of the designated assets. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company or any subsidiary of the Company.

Exhibit 10(aa) (continued)

6. Deferred Compensation Account.

a. Deferred Compensation Account. The Company shall cause to be established for each Participant a bookkeeping account (the “Deferred Compensation Account”) to provide a convenient method of measuring the Company’s obligation to each Participant under this Plan. The Company shall record in each account the amounts equal to the Participant Elective Deferrals, and the related Earnings Amounts. Deferred Compensation Accounts shall at all times remain a part of the general assets of the Company and shall remain available for the payment of Company obligations and the obligations of the Company’s subsidiaries. In addition, at its discretion, the Company may also establish additional bookkeeping accounts for each Participant, including up to four (4) different in-service accounts in addition to a retirement account.

b. Unfunded Arrangement. Neither the existence of this Plan nor any Deferred Compensation Account shall be deemed to create a trust. Any trust referred to in this Plan or created by the Company in connection with this Plan, and any assets held by the trust to assist the Company in meeting its obligations under this Plan, will constitute an unfunded arrangement for tax purposes and for purposes of Title I of ERISA. Neither the existence of this Plan nor any Deferred Compensation Account shall entitle any Participant, Beneficiary or other person to a claim or lien against the assets of a Deferred Compensation Account or any other assets of the Company. Any Participant and his or her Beneficiary shall have only the rights of an unsecured general creditor in regard to receiving the benefits payable under this Plan.

c. Status of Trust Fund. The Company is under no obligation to segregate any assets to provide for the Company’s obligations under this Plan. If the Company does elect to segregate assets into a Trust Fund pursuant to subsection (d) of this Section 6, the Deferred Compensation Accounts may be maintained on the books of the Trust Fund referenced therein.

Exhibit 10(aa) (continued)

d. Creation of Trust Fund. The Company may, but is not required to, establish a Trust Fund and make contributions to it corresponding to any or all of the obligations of the Company to make payments under this Plan. These contributions shall be credited with income, expenses, gains and losses in accordance with the investment experience of the Trust Fund. The Committee may direct the Trustee to establish investment funds within the Trust Fund. The Committee may alter the available funds or procedures for allocating the Deferred Compensation Accounts among them at any time. All assets of the Trust Funds shall remain the property of the Company. No Participant shall have any priority claim on the Trust Fund or any security interest or other right in or to them superior to the rights of general creditors of the Company or any subsidiary of the Company.

7. Benefit Payments.

a. Payments Based on Designated Schedule(s). In addition to designating the amount to be deferred, on each Deferral Election Form, the Participant may designate (among a list of options provided by the Company) when the benefits (equal to the Participant’s Deferred Compensation Account balance) will be paid under this Plan. At a minimum, Participants will have the option to have the amounts paid at retirement age (hereby designated as age 55), and/or at up to four designated times prior to retirement (thus, up to four “in-service” distributions can be specified). A Participant shall be deemed to have retired, solely for the purpose of this Plan, if his or her employment terminates after he or she has attained age 55, regardless of his or her prior years of service. Subject to other provisions of this Plan providing for mandatory methods of distributions in the event of various circumstances giving rise to the right to receive the Deferred Compensation Account, to the extent provided in the applicable Deferral Election Form, the Participant Deferred Compensation Account balance may be paid out in a lump sum or over a specified period of years.

Exhibit 10(aa) (continued)

In the case of payments to be made upon retirement, the maximum payment period shall be fifteen (15) years. For payments to be made while the Participant is still employed on a full-time basis by the Company, or a subsidiary of the Company (i.e., in-service distributions), the payments will be made in a lump sum or in installments, with the maximum payment period being five (5) years. Notwithstanding the foregoing, however, in the case of in-service distributions, the Participant’s Elective Deferrals must be deferred for at least five (5) years from the date the Participant’s Deferred Compensation Account was first established. The method of distribution (for example, the length of the installment payment period) can be changed by the Participant (in a manner permitted by the Company) at any time more than sixty (60) days before the original designated distribution date. The method of distribution designated by the Participant will apply if the Participant’s employment with the Company, or a subsidiary of the Company, terminates at anytime after attaining the normal retirement age or in the case of any in-service distribution designated by the Participant. When applicable, payments shall be made by the Company within sixty (60) days of the designated date.

b. Mandatory Lump Sum Payment. Notwithstanding any other designation by a Participant, if the Participant’s employment with the Company terminates for any reason (including the Participant’s death or Disability) at any time before the Participant has reached the retirement age specified in subparagraph (a) of this Section 7, an amount equal to the balance of the Participant’s Deferred Compensation Account at the time shall be paid to the Participant in a lump sum, and the Company shall have no further liability hereunder. In the event the Participant dies after such termination, but before receiving such a lump sum payment, an amount equal to the Participant’s Deferred Compensation Account shall be paid to the Participant’s designated Beneficiary.

Exhibit 10(aa) (continued)

c. Payment Upon the Retired Participant’s Death. If a Participant, who has designated in his or her Deferral Election Form the payment of his or her Deferred Compensation Account over a number of years, dies at any time following the commencement of his or her payments, the payments shall continue to be made over the then balance of the years, as designated by the Participant, such payments being paid to the Participant’s Beneficiary.

d. Withholding. Notwithstanding any other provision herein, the Company shall be entitled to withhold from any amount payable hereunder any amount required to be withheld for income, employment or other federal, state or local taxes.

e. Payment Only from Company Assets. All distributions from the Plan to Participants and Beneficiaries shall be made in cash, unless the Committee determines that other property should be distributed. Any payment of benefits to a Participant or his or her Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company. No person shall have or acquire any interest in such assets by virtue of the provisions of this Plan. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company. This Plan constitutes a mere promise by the Company to make benefit payments in the future.

f. Beneficiaries. A Participant may designate his or her Beneficiary or Beneficiaries to receive the amounts as provided herein after his or her death by delivering a writing to the Company in substantially the form of Section 7 of the Deferral Election Form attached hereto (or such other form or by other means, electronically or otherwise, as the Company may designate from time to time), designating a beneficiary or beneficiaries. In the absence of such a designation, the Company shall pay any such amount to the Participant’s estate.

Exhibit 10(aa) (continued)

8. Administration of the Plan and Claims Procedure.

a. Determinations. The Committee, or such other Committee or individual designated by the Company, shall make all determinations as to rights to benefits under this Plan. The Committee shall have full power and authority to interpret, construe and administer this Plan. The interpretation and construction of this Plan by the Committee, and any action taken pursuant thereto, shall be binding and conclusive upon all parties in interest. All expenses of the Plan’s administration shall be paid by the Company.

The Committee, in carrying out its duties with respect to the administration of the Plan, shall have, in addition to any other power conferred by the Plan or by law, the following powers:

(i) to determine all questions relating to eligibility to participate in the Plan;

(ii) to compute and certify to the Company the amount and kind of distributions payable to the Participants and Beneficiaries;

(iii) to maintain records necessary for the administration of the Plan that are not maintained by the Company or the Trustee, if any;

(iv) to interpret the Plan provisions and to make and publish such rules with regard to the Plan’s administration not inconsistent with the terms hereof;

(v) to establish and modify the method of accounting for the Plan;

(vi) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

Exhibit 10(aa) (continued)

(vii) to perform any other acts necessary and proper for the Plan’s administration, except those that are performed by the Trustee, if any, or as otherwise limited by the Company.

b. Reports. The Company shall provide each Participant with a statement reflecting the amount of the Participant’s Deferred Compensation Account on at least a quarterly basis.

c. No Liability. No Committee member, employee, agent, officer, member, manager, volunteer or director of the Company (or its designee) shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act is made in good faith.

d. Designation of Committee. The Company hereby designates the Committee to administer this Plan. Said Committee shall have all the authority as is granted to the Company under the terms of this Plan for the administration of this Plan in accordance with its terms and in ruling on such questions arising out of the administration, interpretation and application of the Plan. The Committee may approve or disapprove all Deferral Election Forms and elections in connection herewith, and make all other determinations hereunder. Members of the Committee may participate in the Plan, but no member of the Committee shall be entitled to make decisions which relate solely to his or her own participation. The Company reserves the right to designate a different Committee, or an individual, to administer this Plan from time to time, or to make any determinations directly at any time. If no such Committee or individual is designated at any time, such functions, as appropriate, may be conducted by the Company’s Board of Directors. The Company’s Board of Directors hereby reserves the right to revoke such designation at any time and to make other designations (and to revoke such designations) at any time.

Exhibit 10(aa) (continued)

e. Claims Procedure. The following provisions are hereby made a part of this Plan and are intended to meet the requirements of ERISA:

(1) The named fiduciary under this Plan is the Company.

(2) This Plan is unfunded. The Participants shall defer certain amounts under this Plan, but all benefits shall be paid from the Company’s general assets which at all times shall remain subject to the claims of the Company’s general creditors.

(3) Direct payment by the Company is the basis of payment of benefits under this Plan.

(4) The following claims procedures shall apply for purposes of this Plan. Any and all persons presenting claims hereunder (individually or collectively, “Claimant”) must follow these procedures:

(A) For claims procedure purposes, the Committee shall appoint among themselves a chairperson of the Committee (or the chairperson of any other Committee designated by the Company to administer this Plan, or a designated member of the Board of Directors or other governing body of the Company).

(B) A Claimant shall make a claim for benefits hereunder by submitting a written claim to the Company (or its designee) in the manner set forth herein for providing notice to the Company under this Plan. The Committee shall decide whether the claim shall be allowed, and the following claims procedure shall apply:

(i) If for any reason a claim for benefits under this Plan is denied by the Committee in whole or in part, the Committee shall deliver to the Claimant a written explanation setting forth: the specific reason or reasons for the adverse determination; references to specific Plan provisions on which the determination is based; a description of any additional

Exhibit 10(aa) (continued)

material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan’s review procedure including a statement of the Claimant’s rights to bring a civil action under Section 502 of ERISA following an adverse determination on review, all written in a manner calculated to be understood by the Claimant. For this purpose:

(a) The Committee’s claim shall be deemed filed when delivered in writing as provided herein.

(b) The Committee’ s explanation shall be in writing delivered to the Claimant within 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. If the period of time is extended because the Claimant has failed to provide necessary information to decide the claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the Claimant, until the date on which the Claimant provides the information.

(ii) The Claimant shall have 60 days following his or her receipt of a notice of adverse benefit determination to file with the Committee a written request for review of the denial. Claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other

Exhibit 10(aa) (continued)

information relevant to the Claimant’s claim for benefits. The review of the claim shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(iii) In the case of a request for review of an adverse benefit determination, the Company shall designate an individual or Committee (herein the “Reviewer”) to review the claim. On review, the Reviewer shall notify the Claimant not later than 60 days after the Company’s receipt of the request for review, unless the Reviewer determines that special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. If the period of time is extended because the Claimant has failed to provide necessary information to decide the claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the Claimant, until the date on which the Claimant provides the information. The decision on review shall be in writing and in the case of an adverse benefit determination shall include: (1) the specific reason or reasons for the decision; (2) references to the specific Plan provisions on which the benefit determination is based; (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits; and (4) a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA, all written in a manner calculated to be understood by the Claimant. If the decision on review is not furnished within such time, the claim shall be deemed denied on review.

Exhibit 10(aa) (continued)

9. Non-Assignability of Benefits. Neither any Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of a Participant or any Beneficiary hereunder, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of any Participant or any Beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate the Participant’s participation in this Plan; the Company shall thereupon have no further liability hereunder with respect to such Participant and his or her Beneficiary.

10. Amendment and Termination. This Plan may not be amended, altered or modified, retroactively, except by a written instrument signed by the Company and the impacted Participants or their respective successors. The Company may amend, alter, modify or terminate this Plan on a prospective basis at any time, provided further that no such modification or termination shall adversely affect a Participant’s entitlement to benefits attributable to amounts credited to his or her Deferred Compensation Account prior to the modification or termination of this Plan. Without limiting the generality of the foregoing, the Company reserves the right to discontinue this Plan at any time, and/or change the eligibility of the Participants as well as the percentage or amounts Participants may defer. This Plan document sets forth the terms and provisions of this Plan and any prior written or oral communications regarding the terms of this Plan shall not alter or modify the terms of this Plan.

11. Impact on Other Benefits. Except as otherwise required by the Code or any other applicable law, this Plan and the benefits provided herein are in addition to all other benefits which

Exhibit 10(aa) (continued)

may be provided by the Company to the Participants from time to time, and shall not reduce, replace or otherwise cause any reduction, in any manner, with regard to any of such other benefits. In no event shall any provision herein be deemed to amend or modify any employment agreement between the Company and any Participant, and no provision herein shall be deemed to entitle any Participant to continued employment with the Company.

12. Notices. Any notice or other communication required or permitted under this Plan shall be in writing and, if directed to the Company, shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to: Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, Missouri 63103, Attn: Flexible Deferral Plan Committee, and, if directed to a Participant or to a Beneficiary, may be hand-delivered or mailed to such Participant or Beneficiary at the last known address for such person as it appears in the Company’s records. A notice or other communication sent by United States certified mail, return receipt requested, postage prepaid, addressed as provided above, shall be deemed to have been given on the next business day after mailing.

13. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Missouri without regard to its conflict of law rules.

14. Headings. The headings of the sections of this Plan are for reference only and are not to be utilized in construing the Plan.

15. Gender. All pronouns of whatever gender refer indifferently to persons or objects of any gender.

16. Singular and Plural. Singular terms refer also the plural number and vice versa.

Exhibit 10(aa) (continued)

17. Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

IN WITNESS WHEREOF, the Company has executed and adopted this Plan as of the Effective Date.

SIGMA-ALDRICH CORPORATION

By:	/s/ Kirk A. Richtir
Print Name: Kirk A. Richtir
Print Title: Treasurer